PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)






                                      INDEX


    Independent Auditor's Report                                     F-2

    Consolidated Balance Sheet
       December 31, 2000                                             F-3

    Consolidated Statements of Operations
       Year Ended December 31, 2000 and
       Cumulative Amounts from Inception to December 31, 2000        F-4

    Consolidated Statements of Stockholders' Equity
       Period from Inception to December 31, 1998, and
       Years Ended December 31, 1999, and 2000                       F-5

    Consolidated Statements of Cash Flows
       Year Ended December 31, 2000 and
       Cumulative Amounts from Inception to December 31, 2000        F-6 - F-7

    Notes to Consolidated Financial Statements                       F-8 - F-16

                          INDEPENDENT AUDITOR'S REPORT


To The Board of Directors and Stockholders
PANNONIAN ENERGY INC.

We have audited the accompanying balance sheet of Pannonian Energy Inc. and subsidiaries (a development stage company) as of December 31, 2000, the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and cumulative amounts from inception to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of the Company as of December 31, 1998 and 1999 were audited by other auditors whose report dated December 4, 2000 included an explanatory paragraph describing conditions which raise substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pannonian Energy Inc. and its subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended and cumulative amounts from inception to December 31, 2000 in conformity with accounting principals generally accepted in the United States of America.


/s/ WHEELER WASOFF, P.C.

Denver, Colorado
September 20, 2001

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

CURRENT ASSETS
   Cash                                                                 $       881,041
   Prepaid expenses and other                                                    13,923
   Due from joint interest partners                                             113,020
                                                                        ---------------

        Total Current Assets                                                  1,007,984
                                                                        ---------------

PROPERTY AND EQUIPMENT                                                        1,999,275
                                                                        ---------------

                                                                        $     3,007,259
                                                                        ===============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                                $       221,972
   Accrued bonus' payable                                                       423,000
   Notes payable- related                                                       544,280
   Notes payable- other                                                         239,102
                                                                        ---------------

         Total Current Liabilities                                            1,428,354
                                                                        ---------------


COMMITMENTS AND CONTINGENCIES (NOTES 2 AND 7)

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value; authorized 5,000,000 shares
      Issued and outstanding- none
   Common stock, $.001 par value; authorized 25,000,000 shares
      Issued and outstanding -7,925,000 shares                                    7,925
   Capital in excess of par value                                             3,157,075
   Deficit accumulated during the development stage                          (1,586,095)
                                                                        ---------------

                                                                              1,578,905
                                                                        ---------------

                                                                        $     3,007,259
                                                                        ===============


        The accompanying notes are an integral part of these consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     CUMULATIVE
                                                                    AMOUNTS FROM
                                                  YEAR ENDED        INCEPTION TO
                                                 DECEMBER 31,       DECEMBER 31,
                                                     2000               2000


REVENUES                                         $         -        $         -
                                                 ------------       ------------



OPERATING EXPENSES
   General and administrative                        951,734          1,695,350
   Property abandonments                              15,300             15,300
   Interest                                           61,776             75,123
   Depreciation                                        1,047              1,584
                                                 ------------       ------------

                                                   1,029,857          1,787,357
                                                 ------------       ------------

OTHER INCOME (EXPENSE)
   Gain on sale of permit                            200,000            200,000
   Other                                             (13,404)             1,262
                                                 ------------       ------------

                                                     186,596            201,262
                                                 ------------       ------------

NET (LOSS)                                       $  (843,261)       $(1,586,095)
                                                 ============       ============

NET (LOSS) PER COMMON SHARE
BASIC AND DILUTED                                $      (.11)       $      (.21)
                                                 ============       ============


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
BASIC AND DILUTED                                  7,925,000          7,630,217
                                                 ============       ============




        The accompanying notes are an integral part of these consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDAIRIES
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          PERIOD FROM INCEPTION (MAY 21, 1998) TO DECEMBER 31, 1998 AND
                     YEARS ENDED DECEMBER 31, 1999 AND 2000



                                                                                                                    DEFICIT
                                                                                                                  ACCUMULATED
                                                                                                ADDITIONAL         DURING THE
                                                                     COMMON STOCK                PAID- IN         DEVELOPMENT
                                                                                                 CAPITAL             STAGE
                                                               SHARES           AMOUNT

BALANCE, MAY 21, 1998 (INCEPTION)                                     -       $       -        $         -        $           -
   Net loss                                                           -               -                  -              (6,000)
                                                           ------------       ---------        -----------        -------------

BALANCE, DECEMBER 31, 1998                                            -               -                  -              (6,000)
   Common stock issued for services
           at $0.05 per share                                 1,000,000           1,000             49,000                    -
   Common stock issued for cash at an
           average price of $0.31 per share                   4,925,000           4,925          1,510,075                    -
   Common stock issued for property at
           $0.60 per share                                    1,000,000           1,000            599,000                    -
   Common stock issued for debt at $1.00
           per share                                          1,000,000           1,000            999,000                    -
   Net loss                                                           -               -                               (736,834)
                                                           ------------       ---------        -----------        -------------

BALANCE, DECEMBER 31, 1999                                    7,925,000           7,925          3,157,075            (742,834)
   Net loss                                                           -                                               (843,261)
                                                           ------------       ---------        -----------        -------------

BALANCE, DECEMBER 31, 2000                                    7,925,000       $   7,925        $ 3,157,075        $ (1,586,095)
                                                           ============       =========        ===========        =============



        The accompanying notes are an integral part of these consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           CUMULATIVE
                                                                                          AMOUNTS FROM
                                                                      YEAR ENDED          INCEPTION TO
                                                                     DECEMBER 31,         DECEMBER 31,
                                                                         2000                 2000
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                                         $  (843,261)         $ (1,586,095)
  Adjustments to reconcile net (loss) to
  net cash provided by operating activities
     Depreciation                                                          1,047                 1,584
     Debt for legal fees                                                 198,193               198,193
     Debt for interest                                                    15,638                15,638
     Abandonments                                                         15,300                15,300
     Gain on sale of permit                                             (200,000)             (200,000)
     Common stock issued for services                                                           50,000
                                                                               -
  Changes in assets and liabilities
     Decrease (increase) in prepaids and other                            23,449               (13,923)
     Increase in accounts payable and accrued expenses                   609,249               635,331
                                                                     ------------         -------------

  Net cash provided (used) by operating activities                      (180,385)             (883,972)
                                                                     ------------         -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for fixed assets                                                   -                (3,582)
  Cash paid for undeveloped oil and gas properties                      (566,204)           (1,451,123)
  Proceeds from sale of oil and gas interests                          1,194,797             1,194,797
  Proceeds from sale of permit                                           200,000               200,000
                                                                     ------------         -------------

  Net cash provided (used) by investing activities                       828,593               (59,908)
                                                                     ------------         -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings- related                                      190,934               507,925
  Repayment of borrowings- related                                       (63,000)             (139,413)
  Proceeds from sale of common stock                                           -             1,515,000
  Proceeds from borrowings- other                                         61,937                61,937
  Repayment of borrowings- other                                        (120,528)             (120,528)
                                                                     ------------         -------------

  Net cash provided by financing activities                               69,343             1,824,921
                                                                     ------------         -------------

NET INCREASE IN CASH                                                     717,551               881,041
CASH, BEGINNING OF PERIODS                                               163,490                     -
                                                                     ------------         -------------

CASH, END OF PERIODS                                                 $   881,041          $    881,041
                                                                     ============         =============



        The accompanying notes are an integral part of these consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         During the years ended December 31, 1999 and 2000, the Company paid cash for interest of $11,072 and $23,293, respectively, on borrowings.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

         During 2000 certain individuals paid legal fees on behalf of the Company for which they were issued promissory notes in the aggregate amount of $198,193, including $160,130 to the Company's President; and an officer/director converted $15,638 of interest on indebtedness to a note payable.

         During 2000 the Company entered into notes for the acquisition of oil and gas properties in the aggregate amount of $781,917. These loans were assumed by the participants of an unincorporated joint venture, including the Company. The Company's 18.75% interest in the notes was $143,609.




        The accompanying notes are an integral part of these consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION

         Pannonian Energy Inc. (the "Company") was incorporated under the laws of the State of Delaware on May 21, 1998. The Company is an independent energy company engaged in the exploration and acquisition of crude oil and natural gas reserves in the Western United States, and is considered a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No. 7 from inception (May 21,
         1998).

         The Company is an exploration stage oil and gas company and as of December 31, 2000, has not earned any production revenue nor recognized significant reserves on any of its properties. The Company's efforts, since inception, have consisted of financing activities and the acquisition of unproven properties. The Company has entered into participation and farm-in agreements with industry partners on certain of its properties pursuant to which these partners have acquired, for cash, interests in the Company's properties.

         In January 2000, the Company organized  Pannonian  International,  LTD.
         (PIL), a Colorado Corporation, to hold international assets in Germany and Romania.

         PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the consolidated operations of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

         JOINT INTEREST

         The   consolidated   financial   statements   include   the   Company's
         proportionate share of the assets, liabilities, revenues and expenses of its oil and gas joint interest operations.

         PROPERTY AND EQUIPMENT

         Furniture and equipment is recorded at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the related assets of five to eight years. Expenditures for replacements, renewals, and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.

         OIL AND GAS PROPERTIES

         The Company follows the full cost method to account for its oil and gas exploration and development activities. Under the full cost method, all costs incurred which are directly related to oil and gas exploration and development are capitalized and subjected to depreciation and depletion. Depletable costs also include estimates of future development costs of proved reserves. Costs related to undeveloped oil and gas properties may be excluded from depletable costs until such properties are evaluated as either proved or unproved. The net capitalized costs are subject to a ceiling limitation. Gains or losses upon disposition of oil and gas properties are treated as adjustments to capitalized costs, unless the disposition represents a significant portion of the Company's proved reserves. A separate cost center is maintained for expenditures applicable to each country in which the Company conducts exploration and/ or production activities.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Undeveloped oil and gas prospects consist of leases and acreage acquired by the Company for its exploration and development activities, including the cost of seismic data acquisition and evaluation, and drilling costs for exploration wells. The cost of these non-producing leases is recorded at the lower of cost or fair market value.

         The Company has adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Oil and gas properties accounted for using the full cost method of accounting, a method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations.

         INCOME TAXES

         The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reserve.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs. At this time, management knows of no substantial costs from environmental accidents or events for which it may be currently liable. The Company's oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. By definition, proved reserves are based on current oil and gas prices and estimated reserves. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

         FOREIGN CURRENCY TRANSLATION

         Results of operations for foreign subsidiaries, whose functional currency is other than the U.S. dollar, are translated using the average exchange rates during the period, while assets and liabilities are translated into U.S. dollars using current rates.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Resulting translation adjustments are recorded in currency translation adjustments in stockholders' equity. For foreign subsidiaries whose functional currency is the U.S. dollar, currency gains and losses resulting from translation and transactions are determined using a combination of current and historical rates and are included in the results of operations.

         (LOSS) PER SHARE

         (Loss) per common share is computed based on the weighted average number of common shares outstanding during the period. Convertible equity instruments, such as stock warrants, are not considered in the calculation of net loss per share as their inclusion would be antidilutive.

         SHARE BASED COMPENSATION

         In October 1995, SFAS No. 123 "Accounting for Stock-Based Compensation" was issued. This standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25. The Company has elected to utilize APB No. 25 for measurement; and will, pursuant to SFAS No. 123, disclose on a supplemental basis the pro forma effects on net income and earnings per share of using the fair value measurement criteria.

         CASH EQUIVALENTS

         For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company has cash in banks in excess of federally insured amounts.

         NEW TECHNICAL PRONOUNCEMENTS

         In September 2000, SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" was issued. SFAS 140 is not expected to have an impact on the Company's financial statements.

         In June 2001, SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets" were issued. Adoption of these pronouncements is not excepted to have an impact on the Company's financial statements.

         RECLASSIFICATION

         Certain reclassifications have been made to cumulative amounts from inception to conform to the 2000 presentation.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 consists of the following:

         Furniture and equipment                           $     9,569
         Less accumulated depreciation                          (1,584)
                                                           ------------

                                                                 7,985
                                                           ------------

          Undeveloped oil and gas properties
              United States                                  1,878,788
              Germany                                           80,878
              Romania                                           31,624
                                                           ------------

                                                             1,991,290
                                                           ------------

                                                           $ 1,999,275
                                                           ============

         Information relating to the Company's costs incurred in its oil and gas operations during the year ended December 31, 2000 is summarized as follows:

         Property acquisition                              $   425,797
         Exploration costs                                     297,865
                                                           ------------

                                                           $   723,652
                                                           ============

         Property acquisition costs include costs incurred to purchase, lease, or otherwise acquire a property. Exploration costs include the costs of geological and geophysical activity, and drilling and equipping exploratory wells.

         The Company reviews and determines the cost basis of drilling prospects on a drilling location basis. During the year ended December 31, 2000 the Company abandoned properties with a carrying cost of $15,300

         Depreciation expense for the year ended December 31 2000 was $1,047.

         In February 2000, the Company entered into agreements with Belport Oil and Gas ("Belport") by acquiring a 75% interest in 12 wellbores plus approximately 5,000 acres of coalbed methane lease rights. In exchange for the interest in the rights, the Company assumed a $300,000 mortgage note on the properties and issued a note to Belport in the amount of $481,917. The President of the Company ("Erickson") agreed to assume the above obligations should the Company not be able to perform pursuant to the Agreement. Subsequent to this agreement, a joint venture including the Company, Belport, Erickson and other unrelated parties was formed to explore, develop and operate the underlying properties. The Company holds an 18.75% interest in the joint venture. By agreement between the joint venture participants and the Company, the participants agreed to assume an 81.25% pro rata share of the notes. As of December 31, 2000, the $300,000 mortgage note was paid in full and the note to Belport had an outstanding balance of $139,012, of which $113,020 was due from all joint venture participants, including related parties, having an aggregate 81.25% interest.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - PROPERTY AND EQUIPMENT (CONTINUED)

         On May 1, 2000, the Company entered a Farmout Agreement with Medallion Exploration ("Medallion") for two blocks of land containing three federal oil and gas leases in Uinta County, Utah. The Company paid $50,000 for a right to earn a 75% interest in the leases. The initial well was drilled in March 2001.

         On September 12, 2000, the Company entered into a Farmout Agreement with Shenandoah Operating Company, LLC ("SOC") and Pendragon Energy Partners ("PEP"). SOC and PEP own certain undivided working interests in several oil and gas leases located on approximately 25,000 acres in Uinta County, Utah. The Company has agreed to earn a 75% working interest in these leases by exploring for oil and gas, and agreed to commence, or cause to be commenced, the actual drilling of a test well located on these lands on or before March 31, 2001. In 2001 SOC and PEP were paid a total a $250,000 and granted the Company the rights through December 2001 to commence drilling of the test well.

         On December 18, 2000, the Company entered into an Acquisition Agreement with Phillips Petroleum Company ("Phillips"). Phillips paid the Company $1,000,000 for the exclusive right to earn by drilling and completing until an accumulated expenditure of $8,000,000 is reached, 80% of the Company's interest in the existing leases and contracts entered into with Medallion, SOC and PEP and two additional proposed Farmout Agreements, limited to specific rights, those being zones below the base of the Wasatch on pre-existing leasehold. The Company retained its pre-existing Wasatch rights. Once Phillips has met the $8,000,000 expenditure requirement, it has an option to acquire 80% of the Company's deep rights in exchange for an assignment of approximately 1,700 net acres of Watasch rights to the Company.

NOTE 3 - NOTES PAYABLE

         Notes payable at December 31, 2000 consists of the following:

         Related parties

         Note payable to director, unsecured, due July 1, 1999
             interest at 5% (default interest at 12%)                                       $    34,096
         Notes payable to director, unsecured, due December 31, 2000
             interest at 6.75% (default interest at 12%); (repaid in 2001)                      181,482
             due December 31, 2001, interest at 6.75% (repaid in 2001)                           41,684
         Note payable to officer/ director, unsecured, due January 1, 2001
             interest at 10% (repaid in 2001)                                                   272,018
         Note payable to entity owned by a director, unsecured, due
             December 15, 2000, interest at 10% (default interest at 12%)                        15,000
                                                                                            -----------

                                                                                            $   544,280
                                                                                            ===========
         Other

        Note payable, unsecured, due July 2002 to November 2002,
             interest at 6%                                                                 $   100,000
        Note payable - Belport, due February 5, 2001, interest at 12%
             (See Note 2)                                                                       139,102
                                                                                            -----------

                                                                                            $   239,102
                                                                                            ===========

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - NOTES PAYABLE (CONTINUED)

         Subsequent to December 31, 2000 related party notes in the aggregate amount of $495,184 were repaid and the Belport note was repaid in full.

NOTE 4 - COMMON STOCK WARRANTS

         In conjunction with the sale of the Company's common stock in 1999, pursuant to private placements, the Company issued warrants to purchase shares of common stock. (See Note 11).

         The following is a schedule of outstanding warrants as of December 31, 2000:

               Date of               Expiration         Exercise          Warrants            Warrants
                Issue                   Date              Price            Issued            Outstanding

            February 1999          February 2001        $ 1.00            4,200,000           4,200,000
            June 1999              June 2001              2.00              125,000             125,000
            July 1999              July 2001              2.00              250,000             250,000
            August 1999            August 2001            2.00              350,000             350,000
                                                                          ---------           ---------

                                                                          4,925,000           4,925,000
                                                                          =========           =========

         Each warrant was issued at an exercise price above the cash price of the stock on the date of issuance.

NOTE 5 - INCOME TAXES

         At December 31, 2000, the Company had a net operating loss carryforward of approximately $1,300,000 that may be offset against future taxable income through 2020. These carryforwards are subject to review by the Internal Revenue Service.

         The Company has fully reserved the $192,000 tax benefit of operating loss carryforwards, by a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined.

         Temporary differences between the time of reporting certain items for financial and tax reporting purposes consists primarily of exploration costs on oil and gas properties.

         There is no current or deferred tax expense for the year ended December 31, 2000. The Company, in 2000, utilized net operating loss carryforwards to offset taxable income, and, in 1999 had no taxable income. The benefits of timing differences have not previously been recorded.

         Income tax expense (benefit) for the year ended December 31, 2000 consists of the following components:

         Current                                        $  32,000
         Tax benefit of net operating loss
            carryforwards                                 (32,000)
                                                        ----------

         Total tax expense (benefit)                    $       -
                                                        ==========

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - INCOME TAXES (CONTINUED)

         A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for 2000 is as follows:

         Statutory federal income tax rate                         31%
         Increase (decrease) in taxes resulting from:
         State tax, net of federal benefit                          3
         Utilization of net operating loss carryforwards          (34)
                                                                ------
         Effective Rate                                             -%
                                                                ======

NOTE 6 - RELATED PARTY TRANSACTIONS

         During 2000 the Company incurred debt to related parties in the aggregate amount of $366,657 for cash loans, expenses paid on behalf of the Company and conversion of interest to debt. Repayments made during the year aggregated $63,000.

         The Board of Directors approved the payment of bonus' and directors fees for 2000 to officers and directors of the Company in the aggregate amount of $455,000, of which $32,000 was paid as of December 31, 2000.

         The President of the Company personally guaranteed certain property loans incurred by the Company (Note 2) which were subsequently assumed by joint venture partners.

         During 2000 the Company paid consulting and professional fees to officers, directors and related parties of $ 96,000.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         During 2000, the Company leased office facilities under a one year lease agreement. Rent expense was $52,573 for the year ended December 31, 2000.

         In February 2001, the Company entered into a non-cancelable lease for office facilities in Denver, Colorado. Minimum payments due under this lease are as follows:

                     Year ending
                     December 31,

                         2001                     $ 31,515
                         2002                       34,775
                         2003                       35,900
                         2004                       24,500

         In conjunction with the Company's working interests in undeveloped oil and gas prospects, the Company must pay approximately $35,000 in delay rentals and other costs during fiscal year ended December 31, 2001 to maintain the right to explore these prospects.

         The Company may be subject to various possible contingencies which are derived primarily from interpretations of federal and state laws and regulations affecting the oil and gas industry. Although management believes it has complied with the various laws and regulations, new rulings and interpretations may require the Company to make adjustments.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - FINANCIAL INSTRUMENTS

         FAIR VALUE

         The carrying amount reported in the balance sheet for cash, prepaid expenses, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains cash accounts at one financial institution. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote. At December 31, 2000 cash in excess of federally insured amounts was $770,000.

NOTE 9 - SEGMENT REPORTING

         In June 1997, SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" was issued, which amends the requirements for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

         The Company has one reportable segment, oil and gas producing activities. The Company has concentrated substantially all of its oil and gas acquisition and exploration activities in the western United States. All significant activities in this segment have been with industry partners.

         The Company has not earned any revenue from its oil and gas activities nor recorded significant proved reserves at December 31, 2000. During the year ended December 31, 2000, the Company recorded $200,000 income from the sale of oil and gas permits associated with its European operations.

NOTE 10 - COMPREHENSIVE INCOME

         There are no adjustments necessary to net (loss) as presented in the accompanying statements of operations to derive comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income."

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - SUBSEQUENT EVENTS

         On January 31, 2001, the Company entered into an agreement and Plan of Reorganization (the Agreement) with San Joaquin Resources Inc. (San Joaquin), a public Company incorporated under the Laws of the State of Nevada, whereby the shareholders of the Company received 14,000,000 shares of San Joaquin common stock for all of the outstanding shares and common stock warrants of the Company.

         On completion of the transaction, the Company became a wholly-owned subsidiary of San Joaquin. However, since this transaction resulted in the existing shareholders of the Company acquiring control of San Joaquin, for financial reporting purposes the business combination will be accounted for as an additional capitalization of San Joaquin (a reverse acquisition with the Company as the accounting acquirer).

         In March 2001, San Joaquin changed its name to Gasco Energy, Inc.

         The Agreement required the Company, prior to closing of the merger transaction on March 30, 2001, to divest itself of all assets not associated with its " Riverbend" area of interest (the non-Riverbend assets).

         The transfer of the non-Riverbend assets in the United States was comprised as follows:

         Oil and gas properties             $    1,465,768
         Cash                                    1,000,000
         Liabilities assumed                      (555,185)
                                            ---------------

                                            $    1,910,583
                                            ===============

         The Company held, through PIL, non-United States oil and gas properties. In accordance with the Agreement, the Company distributed, as a dividend in kind, all of the outstanding shares of PIL to the shareholders of the Company. The book value of the PIL shares as of the date of distribution was approximately $197,000.